SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2008

PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in a Current Report on Form 8-K, dated December 17, 2008, Veronica Lubatkin, Executive Vice President and Chief Financial Officer of Par Pharmaceutical Companies, Inc. (the “Company”), will resign from her position effective March 6, 2009 in order to pursue other professional opportunities and the Company and Ms. Lubatkin entered into a separation and release letter agreement on December 12, 2008 (the “Prior Agreement”).  On December 23, 2008, the Company agreed to revise certain terms of the Prior Agreement and entered into a restated separation and release letter agreement with Ms. Lubatkin (the “Restated Agreement”).  The Restated Agreement completely replaces the Prior Agreement and the Prior Agreement will have no further effect.

The Restated Agreement provides that the “Employment Term” (as defined in Ms. Lubatkin’s employment agreement with the Company) will terminate on December 31, 2008, which coincides with the expiration of the revocation period for Ms. Lubatkin’s release of claims against the Company and its affiliates.  Despite the termination of the Employment Term, Ms. Lubatkin has agreed to continue as an employee of the Company and to fulfill her current role as Executive Vice President and Chief Financial Officer through March 6, 2009 (the “Separation Date”), at which time she will resign her position as Executive Vice President and Chief Financial Officer of the Company and her employment with the Company will be deemed to have been terminated without “Cause” (as defined in Ms. Lubatkin’s employment agreement).  Accordingly, following the Separation Date and upon satisfaction of all other applicable conditions required under the employment agreement and the Restated Agreement, Ms. Lubatkin will be entitled to the severance provided with respect to such a termination under her employment agreement.  During the period between the termination of the Employment Term and the Separation Date, Ms. Lubatkin will be compensated at her current base salary but otherwise the terms of the employment agreement (other than those specifically modified in the Restated Agreement) will remain in full force and effect.  In addition, in exchange for entering into the release of claims against the Company and its affiliates, Ms. Lubatkin will receive a payment of $56,667, representing two months base salary, following the Separation Date.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  December 29, 2008

PAR PHARMACEUTICAL COMPANIES, INC.
(Registrant)

/s/ Thomas J. Haughey
Thomas J. Haughey, Executive Vice President,
Chief Administration Officer and General Counsel